UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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Securities Exchange Act of 1934

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CRISPR THERAPEUTICS AG

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Your Vote Counts! CRISPR THERAPEUTICS AG 2023 Annual General Meeting Vote by June 7, 2023 6:00 p.m. Central European Summer Time (12:00 p.m. Eastern Daylight Time) CRISPR THERAPEUTICS AG BAARERSTRASSE 14 6300 ZUG SWITZERLAND V10394-P83714 You invested in CRISPR THERAPEUTICS AG and it’s time to vote! You have the right to vote on proposals being presented at the Annual General Meeting. This is an important notice regarding the availability of proxy material for the shareholder meeting to be held on June 8, 2023. Get informed before you vote View the Notice and Proxy Statement, 10K Wrap and Swiss Statutory Financial Statements and Audit Reports online OR you can receive a free paper or email copy of the material(s) by requesting prior to May 25, 2023. If you would like to request a copy of the material(s) for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com.If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. PV For complete information and to vote, visit www.ProxyVote.com Control # Smartphone users Point your camera here and vote without entering a control number Vote in Person at the Meeting* June 8, 2023 8:00 a.m. Central European Summer Time (2:00 a.m. Eastern Daylight Time) Walder Wyss Ltd. Seefeldstrasse 123 8008 Zurich, Switzerland *Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

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THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the upcoming shareholder meeting. Please follow the instructions on the reverse side to vote these important matters.

Voting Items		Board Recommends
	PROPOSALS:	
1.	Approval of the Swiss management report, the consolidated financial statements and the statutory financial statements of the Company for the year ended December 31, 2022.	For
2.	Approval of the appropriation of financial results.	For
3.	Discharge of the members of the Board of Directors and Executive Committee.	For
4.	Re-election of the members to the Board of Directors.	
4.a	Re-election of Rodger Novak, M.D., as member and Chairman	For
4.b	Re-election of Samarth Kulkarni, Ph.D.	For
4.c	Re-election of Ali Behbahani, M.D.	For
4.d	Re-election of Maria Fardis, Ph.D.	For
4.e	Re-election of H. Edward Fleming, Jr., M.D.	For
4.f	Re-election of Simeon J. George, M.D.	For
4.g	Re-election of John T. Greene	For
4.h	Re-election of Katherine A. High, M.D.	For
4.i	Re-election of Douglas A. Treco, Ph.D.	For
5.	Election or re-election of the members of the Compensation Committee.	
5.a	Re-election of Ali Behbahani, M.D.	For
5.b	Election of H. Edward Fleming, Jr., M.D.	For
5.c	Re-election of Simeon J. George, M.D.	For
5.d	Re-election of John T. Greene	For
6.	Approval of the compensation for the Board of Directors and the Executive Committee and non-binding advisory vote on the 2022 Compensation Report.	
6.a	Binding vote on maximum non-performance-related compensation for members of the Board of Directors from the 2023 Annual General Meeting to the 2024 annual general meeting of shareholders.	For
6.b	Binding vote on maximum equity for members of the Board of Directors from the 2023 Annual General Meeting to the 2024 annual general meeting of shareholders.	For
6.c	Binding vote on maximum non-performance-related compensation for members of the Executive Committee from July 1, 2023 to June 30, 2024.	For
6.d	Binding vote on maximum variable compensation for members of the Executive Committee for the current year ending December 31, 2023.	For
6.e	Binding vote on maximum equity for members of the Executive Committee from the 2023 Annual General Meeting to the 2024 annual general meeting of shareholders.	For
6.f	Non-binding advisory vote on the 2022 Compensation Report.	For
7.	Non-binding advisory vote to approve the compensation paid to the Company's named executive officers under U.S. securities law requirements.	For
8.	Approval of a capital band.	For
9.	Approval of an increase in the conditional share capital for employee equity plans.	For
10.	Approval of an amendment to the CRISPR Therapeutics AG 2018 Stock Option and Incentive Plan.	For
11.	Approval of a reduction in the maximum size of the Board of Directors.	For
12.	Approval of amendments to the Articles of Association to reflect revised Swiss corporate law and other changes.	
12.a	Additions to the purpose of the Company.	For
12.b	General Meeting abroad and virtual General Meeting.	For
12.c	Inclusion of a jurisdiction clause.	For
12.d	Alignment with compulsory new regulations.	For
12.e	Editorial and other changes.	For
13.	Re-election of the independent voting rights representative.	For
14.	Re-election of the auditors.	For
15.	Transact any other business that may properly come before the 2023 Annual General Meeting or any adjournment or postponement thereof.	For

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